UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 7, 2015

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective December 7, 2015, the Board of Directors (the “Board”) of The Rubicon Project, Inc. (the “Company”) appointed Lewis W. Coleman to serve as a Class III director of the Company. The Board also appointed Mr. Coleman to serve as a member of the Board’s Audit Committee and Compensation Committee. There are no arrangements or understandings between Mr. Coleman and any other persons pursuant to which he was selected as a director. There are also no family relationships between Mr. Coleman and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Coleman will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Mr. Coleman will receive (i) cash compensation of $30,000 per year for service on the Board, $10,000 per year for service on the Audit Committee, and $5,000 per year for service on the Compensation Committee; (ii) an initial equity award with a calculated value of $450,000; and (iii) a pro-rata portion of the $175,000 annual equity award for the period from his appointment to the Company’s 2016 annual meeting. Each equity award consists of stock options for a number of shares determined by dividing half of the calculated value of the award by the fair value of a single option on the grant date determined for financial accounting purposes, and restricted stock units covering a number of shares determined by dividing half of the calculated value of the award by the closing price of a share of our common stock on the grant date. Stock options are granted with a per share exercise price equal to the closing price of a share of our common stock on the issuance date. The issuance date of Mr. Coleman’s equity awards will be after the completion of the Company’s regularly scheduled quarterly blackout period under its Insider Trading Policy.

Initial equity awards vest, subject to continued board service, in three equal annual increments, on the first, second, and third anniversaries of the grant date or, if earlier, upon (but effective immediately prior to) the occurrence of a change in control of the company. Annual equity awards vest, subject to continued board service, on the first anniversary of the date of grant or, if earlier, upon (but effective immediately prior to) the occurrence of either (1) a change in control of the company or (2) the first regular annual meeting following the grant of such annual equity awards. In addition, if Mr. Coleman ceases board service for any reason other than removal for cause before vesting in full of equity awards, then the stock options and restricted stock units comprising his awards vest with respect to a pro-rata portion of the underlying shares (up to but not exceeding the number of unvested shares remaining subject to such awards) determined based upon the period of board service.

The Company has entered into its standard form of director indemnification agreement with Mr. Coleman.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated December 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: December 8, 2015	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated December 8, 2015.